EXHIBIT 32

CERTIFICATIONS

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), Jason Ash, Chief Executive Officer and President of PacificHealth Laboratories, Inc. (the "Company"), and Stephen P. Kuchen, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.             The Company’s Annual Report on Form 10-K for the period ended December 31, 2008, and to which this Certification is attached as Exhibit 32 (the "Annual Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.             The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Annual Report.

A signed original of this written statement required by Section 906 has been provided to PacificHealth Laboratories, Inc. and will be retained by PacificHealth Laboratories, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

DATE: March 2, 2009

By: /s/ Jason Ash
Jason Ash, Chief Executive Officer
(Principal Executive Officer)

DATE: March 2, 2009

By: /s/ Stephen P. Kuchen
Stephen P. Kuchen, Chief Financial Officer
(Principal Financial and Accounting Officer)